Exhibit 99.1

Note: Guidance for the March quarter 2015 in this investor update is adjusted for special items and mark-to-market adjustments and settlements unless noted.

Overall Commentary

•	Delta expects a March quarter operating margin of 8% – 9%, an improvement over the 7.9% operating margin for the March 2014 quarter. Excluding $300 million of early fuel hedge settlements, Delta’s March quarter operating margin is expected to be ~11.5%.
•	Consolidated passenger unit revenue (PRASM) for the month of March was flat year over year, as domestic strength offset pressure in international markets, predominantly from currency fluctuations, which reduced system PRASM by 1.5 points. Domestic PRASM grew 2.5% for the month.
•	For the March quarter, unit revenues declined 1.5% as a function of 1.5 points of currency impact. The impact from currency fluctuations grew through the quarter and additional domestic strength in March did not materialize to the extent expected.
•	Unit costs for the quarter are expected to be down 1% versus prior year driven by 0.8 points of benefit from foreign currency and the continued benefits from Delta’s domestic refleeting and cost reduction initiatives.
•	Delta’s strong cash generation in the March 2015 quarter allowed the company to return $500 million to shareholders through dividends and share repurchases.

Guidance

March Quarter 2015
Operating margin	8% – 9%
- excluding early fuel hedge settlement	~11.5%
Cargo and other revenue	$1.45 billion
Average fuel price per gallon	$2.90 - $2.95
Profit sharing expense	$140 million
Non-operating expense	$235 million

March Quarter 2015 vs. March Quarter 2014
Passenger unit revenue	Down 1.5%
CASM-Ex	Down 1%
System capacity	Up ~5%

Fuel

•	Delta’s expected fuel price of $2.90 - $2.95 includes taxes, transportation, settled hedges, hedge premiums and refinery contribution and is adjusted for MTM adjustments. It also includes $0.33/gallon associated with the early settlement of hedges.

CASM-Ex

•	Delta excludes fuel, profit sharing and certain other expenses from its unit cost guidance. Other expenses include the costs associated with third-party Maintenance Repair and Overhaul, Delta Global Services, MLT Vacations, Delta Private Jets, and refinery cost of sales to third parties. Delta expects to record $295 million of other expenses in the March quarter. The revenue associated with these expenses is included in Delta's guidance for cargo and other revenue.

Profit Sharing

•	Delta’s broad based employee profit sharing program pays 10% of the company’s adjusted annual profit up to $2.5 billion and 20% above that amount. Adjusted annual profit is calculated as the company’s annual pre-tax income before profit sharing expense, special items and certain other items. Profit sharing expense is accrued at a blended rate based on the company’s estimated profitability for the full year.

Taxes

•	Our March 2015 quarter results will reflect a 38% tax rate. There will be no material impact to cash as Delta’s net operating loss carryforwards of more than $12 billion will largely offset cash taxes during the next several years.

Share count

•	Delta expects approximately 827 million diluted and approximately 818 million basic weighted average shares outstanding.

1

Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; the effects of terrorist attacks or geopolitical conflict; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of April 2, 2015, and which we have no current intention to update.

2

Non-GAAP Reconciliations

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Operating Margin, Adjusted

Delta adjusts for the following items to determine operating margin, adjusted for the reasons described below:

•	MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settling during the period. These items adjust fuel expense to show an economic hedge impact that reflects cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze the company's core operational performance in the periods shown.
•	Restructuring and other. Because of the variability in restructuring and other items, the exclusion of this item is helpful to investors to analyze the company’s recurring core operational performance in the periods shown.

	Three Months Ended
	(Projected) March 31, 2015	March 31, 2014
Operating margin	14% to 16%	7.0%
Adjusted for:
MTM adjustments and settlements	(6)% to (7)%	0.4%
Restructuring and other	–	0.5%
Operating margin, adjusted	8% to 9%	7.9%
Excluding settlements	~3%
Operating margin, excluding settlements	~11.5%

Average Fuel Price Per Gallon, Adjusted

Delta adjusts for MTM adjustments and settlements to determine average fuel price per gallon, adjusted for the same reason described above under the heading Operating Margin, Adjusted.

(Projected)
Three Months Ended
March 31, 2015
Average fuel price per gallon	$2.30 to $2.25
MTM adjustments and settlements	$0.60 to $0.70
Average fuel price per gallon, adjusted	$2.90 to $2.95

3

Non-Fuel Unit Cost or Cost Per Available Seat Mile ("CASM-Ex")

We adjust for the following items to determine CASM-Ex to evaluate the company’s core unit cost performance:

•	Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year non-fuel financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.
•	Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.
•	Restructuring and other. We adjust for restructuring and other for the same reasons described above under the heading Operating Margin, Adjusted.
•	Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

(Projected)
Percentage Change
Three Months Ended
March 31, 2015 vs. 2014
CASM (cents)	(12)% to (13)%
Adjusted for:
Aircraft fuel and related taxes	13% to 14%
Profit Sharing	(1)%
Restructuring and other	1%
Other expenses	(2)%
CASM-Ex	(1)%

Non-operating Expense, Excluding Special Items

Delta adjusts for the following items to determine non-operating expense, excluding special items to evaluate the company’s financial performance:

•	Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in non-operating expense. Similar to the adjustment for Delta's MTM adjustments and settlements discussed above, we adjust for Virgin Atlantic's MTM adjustments to allow investors to better understand and analyze the company’s financial performance in the period shown.

(Projected)
Three Months Ended
(in millions)	March 31, 2015
Non-operating expense	~$265
Adjusted for:
Virgin Atlantic MTM adjustments	~(30)
Non-operating expense excluding special items	$235

4